Exhibit 99.1

Behringer Harvard Acquires
Luxury Multifamily Community in Atlanta

DALLAS, October 12, 2010 — Behringer Harvard announced today its acquisition of The Reserve at Lavista Walk, a luxury multifamily community comprising 283 apartment homes located immediately south of the exclusive Buckhead district near major employment centers in Midtown and Downtown Atlanta.

“The Reserve at Lavista Walk benefits from an excellent infill location near significant centers of employment. The property is a premier multifamily community in Atlanta with condominium-quality finishes and stabilized operations. We believe the property is poised for strong future growth,” said Mr. Mark T. Alfieri, Chief Operating Officer of Behringer Harvard Multifamily REIT I, Inc.

Construction of The Reserve at Lavista Walk Apartments was completed in late 2008 on a 4.4-acre site at 1155 Lavista Road NE. Thoughtful architectural planning employed a town-center concept designed for pedestrians. Residents enjoy resort-style lap and lounge swimming pools and a well-appointed clubroom featuring a state-of-the-art fitness center, a media center and game room, and an Internet cyber café and business center. Outdoor amenities include a grill cabana, a courtyard living room featuring cooking and dining areas highlighted by a dynamic stone fireplace, and three additional courtyards with formal gardens.

The homes at The Reserve at Lavista Walk average approximately 953 square feet. Residents may select from studio apartments or units with up to three bedrooms and two baths. Interior finishes include nine-foot ceilings, crown molding in the living areas, granite countertops in kitchens and baths, stainless steel appliances, upgraded cabinetry, large garden-style tubs, tile floors, and a full-sized washer and dryer. Select apartments feature 11-foot ceilings, a private patio or balcony, hardwood floors, and a breakfast bar or built-in writing desk.

The Buckhead district near the property attracts young, highly educated professionals who appreciate its proximity to major Atlanta employment centers, world-class retail centers, and dining and entertainment venues.

The Reserve at Lavista Walk is at the center of Atlanta’s busy business culture. Within three miles are Emory University and Emory Healthcare, the Centers for Disease Control and Prevention and Piedmont Healthcare, which collectively employ approximately 34,000 people. The Lindbergh station for the Metropolitan Atlanta Rapid Transit Authority (MARTA) is two miles to the west. The property also is immediately accessible to Interstates 85 and 75 and Georgia State Route 400. These major traffic arteries provide quick access to Midtown; the central business district of Atlanta, the ninth largest MSA in the United States; the surrounding submarkets; and one of the nation’s busiest commercial airports.

The Reserve at Lavista Walk also is near renowned shopping venues. The property is two miles southeast of Lenox Square Mall, one of the hottest shopping destinations in the Southeast with hundreds of upscale shops. Phipps Plaza, another premium mall, also is nearby. Directly across from the property is Cheshire Square Shopping Center, home of Tara Theater and a newly redeveloped Publix grocery store.

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Including this most recent investment, the portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 31 multifamily communities in 12 states providing a total of 8,732 apartment homes.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality investment programs for individual and institutional investors through its real estate investment trusts, joint ventures and proprietary program structures. The company also offers strategic advisory, asset management and capital market solutions. Behringer Harvard has interests in or manages more than $10 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 99 99 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Multifamily REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312	Jason Mattox Chief Administrative Officer Behringer Harvard jmattox@behringerharvard.com 866.655.3600

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